SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.



                             FORM 8-K

                          CURRENT REPORT

                  Securities Exchange Act of 1934




Date of Report (date of earliest event reported): January 28, 1997



Computervision Corporation
(Exact name of registrant as specified in charter)


     Delaware           1-7760/0-20290      04-2491912
     --------           --------------      ----------
(State or other          (Commission       IRS Employer
jurisdiction              File Numbers)    Identification
of incorporation)                          Number)


100 Crosby Drive, Bedford, MA  01730
(Address of principal executive offices)


(617) 275-1800
(Registrant's telephone number, including area code)




(Former name or former address, if changed since last report)

Item 5.  Other Events
---------------------

     On January 28, 1997, Computervision Corporation issued a press release reporting on its financial results for the fourth quarter and full year ending December 31, 1996.

Item 7.  Financial Statements and Exhibits
------------------------------------------

(a)  Financial Statements of business acquired:

         Not applicable

(b)  Pro Forma financial information

         Not applicable

(c)  Exhibits:

         (99) (a) Press Release dated January 28, 1997

                            SIGNATURES



     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                            Computervision Corporation
                            (Registrant)


                            By /S/ Anthony N. Fiore, Jr.
                              Anthony N. Fiore, Jr.
                              Vice President, Business
                              Operations and General Counsel

                              Date:  February 3, 1997

                        EXHIBIT INDEX
                        -------------

Exhibit No.                                     Page. No.
---------------------------------------------------------

(99) (a) Press Release dated January 28, 1997     7-12

For Further Information:

Investor Contact:                 Media Contact:
Kathryn Cadigan                   Paula R. Slotkin
Director, Investor Relations      Director, Public Relations
(617) 275-1800, ext. 1871         (617) 275-1800, ext. 1838



                      FOR IMMEDIATE RELEASE
                      ---------------------

  Computervision Announces Fourth Quarter & Year End Results

            -- Customers Demonstrate Commitment to EPD --

BEDFORD, Mass., January 28, 1997 -- Computervision Corporation (NYSE:CVN) today reported financial results for the fourth quarter and full year ending December 31, 1996. The results from continuing operations reflect the Company's ongoing software business. The results of the Company's Open Services Solutions
(OSS) business are included as discontinued operations pending the expected sale of that business to J. F. Lehman & Company.

The Company posted total revenues from continuing operations of $80.7 million for the quarter as compared to $79.5 million in last year's fourth quarter. This included $52.8 million of software license revenue in Q4 of 1996 compared to $48.0 million in Q4 of 1995, a growth rate of 10 percent over the fourth quarter of 1995. For the entire year, software license revenue grew 17 percent, from $163.7 million in 1995 to $191.7 million in 1996. Total software company revenue for 1996 was $302.8 million vs. $286.6 million in 1995, reflecting the strong growth of new software license business partially offset by a decline in software services revenues.

Included in the operating results of the quarter is a non-recurring charge of $14.5 million, or $0.22 per share. The charge includes $3 million for purchased R&D associated with the acquisition of 3rd Angle Ltd., a technology company based in Cambridge, England, and approximately $11.5 million in restructuring costs associated with the implementation of ongoing cost savings. Before the non-recurring charge, the Company earned $5.9 million of income, or $0.09 per share, from continuing software business operations in the fourth quarter of 1996, compared to $0.08 per share for the fourth quarter of 1995.

Fourth quarter income from the discontinued OSS operations was $2.7 million, or $0.04 per share, compared to $8.0 million, or $0.13 per share, in last year's fourth quarter. For the full year ended December 31, 1996, income from discontinued operations was $13.7 million, or $0.21 per share, compared to $31.5 million, or $0.60 per share in 1995.

Including the non-recurring charge and results from discontinued operations, the Company reported a net loss of $0.09 per share in the quarter just ended compared to earnings of $0.08 per share in the fourth quarter of 1995 after an extraordinary charge associated with early retirement of long-term debt. Including the non-recurring charge and results from discontinued operations, the Company reported net income of $0.40 per share for 1996 compared to $0.43 per share for 1995.

Computervision president and CEO Kathleen A. Cote commented, "We continue to be very encouraged by the commitment to Electronic Product Definition(TM)(EPD(TM) shown by both new and existing customers. We closed several important EPD contracts in the fourth quarter, including a contract with CASA, a partner in the Airbus Consortium, PRI Automation, Boeing Computer Services and Halliburton Energy Services. In 1996, revenues from our EPD portfolio of products grew 25% year over year on a worldwide basis and 50% in North America, a market that has been traditionally difficult for the Company.

"Over the past year, we took several important steps to accelerate our transition to a software solutions company.
Looking to 1997, we will focus on bringing EPD to a broader range of markets and customers and delivering products and services to extend the EPD solution portfolio."

As previously disclosed, the Company has agreed to revised terms for the sale of OSS to an investment group headed by J. F. Lehman & Company, which reduced the cash portion of the purchase price from $100 million to $65 million. The sale is subject to Lehman's securing financing and regulatory approval, as is the normal practice for such transactions.

Assuming the successful completion of the OSS sale in Q1 of 1997, the resulting gain is expected to be recognized in that quarter and is expected to be significantly offset by shut-down costs associated with the transaction. As a result of the actions associated with the non-recurring charge of Q4 1996 and actions associated with separating OSS from continuing operations, annual expenses are expected to be reduced by approximately $20 million for the software company going forward when all actions are fully implemented.

The Company's earnings report was prepared assuming that the sale of the OSS business will be completed in the first quarter of 1997, and does not include the impact of approximately $5 million of deferred fees and expenses related to the transaction which have been capitalized. Should the transaction not close, these deferred costs may need to be expensed in the fourth quarter of 1996.

This press release contains "forward-looking" statements under the federal securities laws. The Company notes that the actual results could differ materially from those projected, including: reliance on significant contracts from large customers that make quarterly revenue and earnings difficult to predict and the risks associated with new product introduction and technology development by the Company. The Company refers the reader to its filings with the Securities and Exchange Commission for other risks and uncertainties.

Computervision Background
-------------------------
Computervision Corporation is a leading international supplier of Electronic Product Definition solutions for developing, delivering, and maintaining products throughout their life cycle. For more than 26 years, the Company's product development software solutions have helped manufacturers improve product quality and reduce time to market. Computervision Services(R) provides best-practices consulting programs to support product development process reengineering and technology implementation. Computervision Services also supports applications, systems, and networks in heterogeneous computing environments. Computervision is headquartered in Bedford, Massachusetts, and provides sales and support services to its customers through its offices located throughout the world.

Computervision and the Computervision logo are USPTO registered trademarks of Computervision Corporation. Electronic Product Definition and EPD are trademarks of Computervision Corporation. All other trademarks are trademarks of their respective owners.

A copy of this release plus financial, product, and other company information is available via fax by dialing 1-800-546-4616. Any questions should be directed to Investor Relations at Computervision Corporation at (617) 275-1800, ext. 1871. For more information on Computervision, please call (617) 275-1800 or visit the Computervision web site at http://www.cv.com.



                   COMPUTERVISION CORPORATION
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



THREE MONTHS ENDED:       December 31, 1996     December 31, 1995
-----------------------------------------------------------------
Software Revenue
   Product                    $52,810,000           $48,013,000
   Services                    27,867,000            31,498,000
                              -----------           -----------
      Total Revenue            80,677,000            79,511,000
Total Gross Profit Margin      56,737,000            56,609,000
Operating Expenses             44,590,000            41,066,000
Non-recurring Charge (1)       14,500,000                     -
                              -----------           -----------
Operating Income               (2,353,000)           15,543,000
Net Interest Expense and
   Other Expense                7,766,000            10,219,000
Provision for Income Taxes     (1,499,000)              651,000
                               ----------           -----------
Income From Continuing
   Operations                  (8,620,000)            4,673,000
Income From Discontinued
   Operations (net of tax)      2,747,000             7,977,000
                               ----------            ----------

Net Income before
Extraordinary Loss             (5,873,000)           12,650,000
Extraordinary Loss                      -            (7,930,000)
                              -----------            ----------
Net Income                    ($5,873,000)           $4,720,000
                              ===========            ==========
Earnings Per Share From
   Continuing Operations           ($0.13)                $0.08
Earnings Per Share From
   Discontinued Operation           $0.04                 $0.13
Extraordinary Loss                  $0.00                ($0.13)
                                    -----                 -----
Net Earnings per Share             ($0.09)                $0.08
                               ==========            ==========
Weighted Average Shares
   Outstanding                  64,789,000           61,039,000

TWELVE MONTHS ENDED:     December 31, 1996     December 31, 1995


Software Revenue
   Product                    $191,728,000         $163,716,000
   Services                    111,087,000          122,885,000
                              ------------         ------------
      Total Revenue            302,815,000          286,601,000
Total Gross Profit Margin      218,685,000          198,716,000
Operating Expenses             159,643,000          154,676,000
Non-recurring Charge (1)        14,500,000                    -
                              ------------         ------------
Operating Income                44,542,000           44,040,000
Net Interest Expense and
   Other Expense                30,806,000           44,924,000
Provision for Income Taxes       1,361,000              (95,000)
                              ------------          -----------
Income From Continuing
   Operations                   12,375,000             (789,000)
Income From Discontinued
   Operations (net of tax)      13,667,000           31,535,000
                              ------------          ------------
Net Income before Extraordinary
   Loss                         26,042,000            30,746,000
Extraordinary Loss                       -            (7,930,000)
                              ============          ============
Net Income                     $26,042,000           $22,816,000


Earnings Per Share From
   Continuing Operations             $0.19                ($0.02)
Earnings Per Share From
   Discontinued Operations           $0.21                 $0.60
Extraordinary Loss                   $0.00                ($0.15)
                                     -----                ------
Net Earnings per Share               $0.40                 $0.43
                                ==========            ==========
Weighted Average Shares
   Outstanding                  64,784,000            52,591,000

(1)  Operating Income for the three and twelve months ended
December 31, 1996 included a pre-tax non-recurring charge for purchased R&D associated with the purchase of 3rd Angle Ltd., a UK-based technology company and associated restructuring related costs.


                       COMPUTERVISION CORPORATION
                   CONDENSED CONSOLIDATED BALANCE SHEETS


ASSETS                     December 31, 1996    December 31, 1995
-----------------------------------------------------------------

Cash and cash equivalents      $38,565,000           $50,979,000
Accounts receivable, net        76,563,000            64,332,000
Other current assets            31,016,000            34,447,000
                               -----------           -----------
   Total current assets        146,144,000           149,758,000
Property and equipment, net     18,026,000            30,297,000
Other assets                    14,952,000            22,812,000
Net assets of discontinued
   operations                   28,242,000            31,020,000
                               -----------           -----------
   Total assets               $207,364,000          $233,887,000
                               ===========           ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Notes payable and current
   portion of long-term deb     $4,388,000            $8,211,000
Accounts payable and
   accrued expenses            179,192,000           211,868,000
Deferred revenue and
   customer advances            27,152,000            23,500,000
                               -----------           -----------
  Total current liabilities    210,732,000           243,579,000
Long-term debt, less
current portion                222,846,000           223,616,000
Other long-term liabilities     86,722,000           104,418,000
Stockholders' deficit         (312,936,000)         (337,726,000)
                               -----------           -----------
Total liabilities and
   stockholders' deficit      $207,364,000          $233,887,000
                              ============          ============